Exhibit 99.1

NEWS RELEASE

Contact:	Ted Detrick, Investor Relations – (215) 761-1414
Gloria Barone, Media Relations – (215) 761-4758

CIGNA REPORTS THIRD QUARTER 2010 RESULTS

o	Consolidated results represent strong earnings from each of our ongoing businesses, reflecting focused execution of our strategy, which includes a growing global customer base.

o
Consolidated revenues were $5.3 billion and $4.5 billion for the third quarters of 2010 and 2009, respectively.  Revenues reflect strong customer retention and new sales in each of our targeted market segments.

o	Third quarter 2010 shareholders’ net income was $307 million, or $1.13 per share, compared to $329 million, or $1.19 per share, for the same period last year.

o	Adjusted income from operations1 in the quarter was $299 million, or $1.10 per share, compared to $311 million, or $1.13 per share, for the same period last year.

o
Shareholders’ net income in the third quarter of 2010 included losses of $44 million, or $0.16 per share, from results for the Guaranteed Minimum Death Benefits (VADBe)2 and Guaranteed Minimum Income Benefits (GMIB)2 businesses.  Adjusted income from operations1 in the quarter included losses of $34 million, or $0.12 per share, from VADBe2.

o	The Company now estimates full year 2010 earnings per share, on an adjusted income from operations1,3 basis, to be in the range of $4.35 to $4.50 per share.

PHILADELPHIA, October 29, 2010 – CIGNA Corporation (NYSE: CI) today reported shareholders’ net income of $307 million, or $1.13 per share, for the third quarter of 2010 compared with shareholders’ net income of $329 million, or $1.19 per share, for the same period last year.  Shareholders’ net income included a loss of $44 million, or $0.16 per share, in the third quarter of 2010 from results of the VADBe2 and GMIB2 businesses within our Run-off Reinsurance segment, primarily related to the impact of low levels of interest rates.  Shareholders’ net income in the quarter included favorable claim development in the Health Care business related to lower-than-expected utilization.  Third quarter 2009 results included income of $16 million, or $0.06 per share, from the GMIB2 business.

CIGNA's adjusted income from operations1 for the third quarter of 2010 was $299 million, or $1.10 per share, which included after-tax losses of $34 million, or $0.12 per share, from results of the VADBe2 business.  Third quarter 2009 adjusted income from operations1 was $311 million, or $1.13 per share.

"This quarter’s continued business growth is a result of strong customer retention, expansion of existing relationships and new business sales in our targeted market segments and geographies, which is validation of the value we deliver to the customers and clients we serve around the world,” said David M. Cordani, President and Chief Executive Officer of CIGNA Corporation.  “We continue to drive innovation by developing new products and designing new provider relationships to increase engagement among health care professionals and consumers, which in turn improves health and well-being.”

CONSOLIDATED HIGHLIGHTS

The following is a reconciliation of adjusted income from operations1 to shareholders’ net income (after-tax; dollars in millions, except per share amounts):

				Nine Months
	Three Months Ended			Ended
	Sept. 30,	Sept. 30,	June 30,	Sept. 30,
	2010	2009	2010	2010

Adjusted income from operations1	$299	$311	$384	$964
Net realized investment gains, net of taxes	18	9	14	29
GMIB results, net of taxes2, 4	(10)	16	(104)	(109)
Special items, net of taxes5	-	(7)	-	-
Shareholders' income from continuing operations	$307	$329	$294	$884
Shareholders' net income1	$307	$329	$294	$884

Adjusted income from operations, per share1	$1.10	$1.13	$1.38	$3.49

Shareholders' income from continuing operations, per share	$1.13	$1.19	$1.06	$3.20
Shareholders' net income, per share	$1.13	$1.19	$1.06	$3.20

o	Cash and short term investments at the parent company were $635 million at September 30, 2010 and $475 million at December 31, 2009.

o
The Company repurchased approximately 2.5 million shares of its stock on the open market for $77 million during the third quarter of 2010 and approximately 6.2 million shares for $200 million year to date.

HIGHLIGHTS OF SEGMENT RESULTS

•	“Adjusted segment earnings (loss)” are adjusted income (loss) from operations1, as applicable, for each segment (see Exhibit 2).

Health Care

•
This segment includes medical and specialty health care products and services provided on guaranteed cost, retrospectively experience-rated and service-only funding bases.  Specialty health care includes behavioral, dental, disease and medical management, stop-loss, and pharmacy-related products and services.

Financial Results (dollars in millions, medical membership in thousands):

				Nine Months
	Three Months Ended			Ended
	Sept. 30,	Sept. 30,	June 30,	Sept. 30,
	2010	2009	2010	2010

Adjusted Segment Earnings, After-Tax	$240	$204	$247	$654
Premiums and Fees	$3,350	$2,812	$3,276	$9,945
Segment Margin, After-Tax7	6.3%	6.3%	6.6%	5.7%

Aggregate Medical Membership	11,443	11,104	11,365

•
Overall, results in our Health Care segment reflect continued growth in our Middle Market and Select customer segments, driven by strong retention and new customer growth.  Results also demonstrate differentiated clinical quality and attractive medical cost trend, as well as sustained contributions from our specialty products.

•
Third quarter 2010 adjusted segment earnings reflect favorable prior year claim development of approximately $9 million after-tax, as well as favorable in year claim development of approximately $21 million after-tax related to lower-than-expected utilization.

•
Premiums and fees in the third quarter 2010 increased approximately 19% relative to third quarter 2009, primarily due to net membership growth and a change in membership mix, which reflects a higher percentage of commercial and Medicare related risk businesses.  Excluding the Medicare Individual Private Fee for Service business, third quarter premiums and fees increased approximately 12% relative to third quarter 2009.

•
Health Care medical claims payable6 increased to approximately $1.1 billion at September 30, 2010 from $715 million at December 31, 2009, primarily due to membership growth in our commercial and Medicare related risk businesses.

Disability and Life

•	This segment includes CIGNA’s group disability, life, and accident insurance operations that are managed separately from the health care business.

Financial Results (dollars in millions):

				Nine Months
	Three Months Ended			Ended
	Sept. 30,	Sept. 30,	June 30,	Sept. 30,
	2010	2009	2010	2010

Adjusted Segment Earnings, After-Tax	$60	$65	$89	$219
Premiums and Fees	$663	$654	$650	$1,974
Segment Margin, After-Tax7	7.9%	8.7%	11.9%	9.7%

•
Segment results include continued strong retention and new sales of our disability management programs which help employees return to work more quickly, resulting in increased productivity and lower costs for our customers and clients.

•
Third quarter 2010 adjusted segment earnings continue to reflect competitively attractive margins.  Second quarter 2010 results included the net favorable impact of $29 million after-tax related to reserve studies on our disability book of business.

International

•	This segment includes CIGNA’s supplemental health, life, and accident insurance and expatriate benefits businesses operating in select international markets.

Financial Results (dollars in millions):

				Nine Months
	Three Months Ended			Ended
	Sept. 30,	Sept. 30,	June 30,	Sept. 30,
	2010	2009	2010	2010

Adjusted Segment Earnings, After-Tax	$50	$40	$64	$186
Premiums and Fees	$574	$482	$542	$1,643
Segment Margin, After-Tax7	8.3%	8.0%	11.2%	10.8%

•
Segment results demonstrate continued effective execution of our global growth strategy, as evidenced by strong revenue growth, driven by attractive retention and sales in targeted markets within our supplemental Health, Life and Accident and Expatriate Benefits businesses.

•
Adjusted segment earnings for third quarter 2010 include transaction costs of approximately $5 million after-tax related to the Vanbreda International acquisition which closed during the third quarter.

Other Segments

•	Adjusted segment earnings (losses) for CIGNA's remaining operations are presented below (after-tax, dollars in millions):

				Nine Months
	Three Months Ended			Ended
	Sept. 30,	Sept. 30,	June 30,	Sept. 30,
	2010	2009	2010	2010

Run-off Reinsurance	$(27)	$14	$-	$(28)
Other Operations	$22	$23	$24	$65
Corporate	$(46)	$(35)	$(40)	$(132)

•
Third quarter 2010 adjusted income from operations includes reserve strengthening of $34 million after-tax related to the impact of low levels of interest rates on the VADBe2 business included in our Run-off Reinsurance operations.  Run-off Reinsurance results for the third quarter 2010 also include favorable claim development in the workers compensation and personal accident businesses.

OUTLOOK

•
CIGNA now estimates full year 2010 consolidated adjusted income from operations1,3 to be in the range of $1.2 billion to $1.25 billion, or $4.35 to $4.50 per share.  This outlook reflects break-even results for VADBe2 for the fourth quarter 2010, which assumes that actual experience, including capital market performance, will be consistent with long term reserve assumptions.  See the Critical Accounting Estimates section of the Management’s Discussion and Analysis of the Company’s 2009 Form 10-K for more information on the effect of capital market assumption changes in shareholders’ net income.

•	CIGNA now estimates full year 2010 adjusted income from operations1,3 for the Health Care segment to be in the range of $825 million to $855 million.

•	CIGNA continues to estimate full year 2010 adjusted income from operations1,3 for the Group Disability and Life, and International segments to be in the range of $510 million to $530 million.

•	CIGNA’s earnings and earnings per share outlooks exclude the impact of any future stock repurchase8.

•	CIGNA now estimates full year 2010 medical membership growth to be approximately 3.5%.

The foregoing statements represent management’s current estimate of CIGNA's 2010 consolidated and segment adjusted income from operations1,3 as of the date of this release.  Actual results may differ materially depending on a number of factors, and investors are urged to read the Cautionary Statement included in this release for a description of those factors.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Statistical Supplement inclusive of the Investment Supplement are available on CIGNA’s website in the Investor Relations, Most Recent Disclosures section (http://www.cigna.com/about_us/investor_relations/recent_disclosures.html).  A link to the conference call, on which management will review third quarter 2010 results and discuss full year 2010 outlook is available in the Investor Relations, Event Calendar section of CIGNA’s website (http://www.cigna.com/about_us/investor_relations/events.html).

Notes:

1.
CIGNA measures the financial results of its segments using Segment Earnings (Loss), which is defined as shareholders’ income (loss) from continuing operations before net realized investment results.  Adjusted income (loss) from operations is defined as segment earnings excluding special items (which are identified and quantified in Note 5) and excludes results of CIGNA's GMIB2 business.  Adjusted income (loss) from operations is a measure of profitability used by CIGNA’s management because it presents the underlying results of operations of CIGNA’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income.  This measure is not determined in accordance with generally accepted accounting principles (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, which are segment earnings (loss), shareholders’ income from continuing operations, and shareholders’ net income.  See Exhibit 2 for a reconciliation of adjusted income (loss) from operations to segment earnings (loss), shareholders’ income from continuing operations, and consolidated shareholders’ net income.

2.
The Guaranteed Minimum Income Benefits (GMIB) business and Guaranteed Minimum Death Benefits business, also known as Variable Annuity Death Benefits (VADBe), are included in our Run-off Reinsurance operations.  These businesses have been in run-off since 2000.

3.
Information is not available for management to (1) reasonably estimate future net realized investment gains (losses) or (2) reasonably estimate future GMIB2 business results due in part to interest rate and stock market volatility and other internal and external factors; therefore it is not possible to provide a forward-looking reconciliation of adjusted income from operations to shareholders’ income from continuing operations.  Special items for the remainder of 2010 may include potential adjustments associated with cost reduction, litigation and tax related items.  Information is not available for management to identify, other than these items, or reasonably estimate additional 2010 special items.

4.
The application of the FASB’s fair value disclosure and measurement guidance (ASC 820-10), which impacts reinsurance contracts covering GMIB2, does not represent management's expectation of the ultimate payout.  Changes in underlying contract holder account values, interest rates, stock market volatility, and other factors may result in changes to the fair value assumptions, and/or amount that will be required to ultimately settle the Company’s obligations, which could result in a material adverse or favorable impact on the Run-off Reinsurance segment and CIGNA's results of operations.

5.
Special items included in shareholders’ net income and segment earnings (loss), but excluded from adjusted income (loss) from operations, adjusted segment earnings, and the calculation of segment margins include:

Third Quarter 2009
•  After-tax charge of $7 million related to CIGNA's previously announced cost reduction plan.

6.
Health Care medical claims payable are presented net of reinsurance and other recoverables.  The gross Health Care medical claims payable balance was $1.3 billion as of September 30, 2010 and $921 million as of December 31, 2009.

7.
Segment margins in this press release are calculated by dividing adjusted segment earnings by segment revenues.  For the three months ended September 30, 2009, segment margins including special items were 6.2% for Health Care, 8.6% for Disability and Life and 7.6% for International.

8.
Repurchases may from time to time be made pursuant to written trading plans under Rule 10b5-1, which permit shares to be repurchased when CIGNA might otherwise be precluded from doing so under insider trading laws or because of self-employed trading blackout periods.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

CIGNA Corporation and its subsidiaries (the “Company”) and its representatives may from time to time make written and oral forward-looking statements, including statements contained in press releases, in the Company’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors.  Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties.  These forward-looking statements are based on management’s beliefs and assumptions and on information available to management at the time the statements are or were made.  Forward-looking statements include but are not limited to the information concerning possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends and, in particular, the Company’s productivity initiatives, litigation and other legal matters, operational improvement initiatives in the health care operations, and the outlook for the Company’s full year 2010 and beyond results.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe”, “expect”, “plan”, “intend”, “anticipate”, “estimate”, “predict”, “potential”, “may”, “should” or similar expressions.

You should not place undue reliance on these forward-looking statements.  The Company cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors.  Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increased medical costs that are higher than anticipated in establishing premium rates in the Company’s Health Care operations, including increased use and costs of medical services;
2.	increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on the Company’s employee benefits businesses;
3.
challenges and risks associated with implementing operational improvement initiatives and strategic actions in the ongoing operations of the businesses, including those related to: (i) growth in targeted geographies, product lines, buying segments and distribution channels, (ii) offering products that meet emerging market needs, (iii) strengthening underwriting and pricing effectiveness, (iv) strengthening medical cost and medical membership results, (v) delivering quality member and provider service using effective technology solutions, (vi) lowering administrative costs and (vii) transitioning to an integrated operating company model, including operating efficiencies related to the transition;

4.
risks associated with pending and potential state and federal class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging the Company’s businesses, including disputes related to payments to providers, government investigations and proceedings, and tax audits and related litigation;

5.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in the Company’s businesses, primarily the Health Care business;
6.
risks associated with the Company’s mail order pharmacy business which, among other things, includes any potential operational deficiencies or service issues as well as loss or suspension of state pharmacy licenses;

7.	significant changes in interest rates and deterioration in the loan to value ratios of commercial real estate investments for a sustained period of time;
8.
downgrades in the financial strength ratings of the Company’s insurance subsidiaries, which could, among other things, adversely affect new sales, retention of current business as well as a downgrade in financial strength ratings of reinsurers which could result in increased statutory reserve or capital requirements;

9.
limitations on the ability of the Company’s insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries’ financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

10.
inability of the program adopted by the Company to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures contracts and in matching such contracts to the underlying equity risk);

11.
adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating the Company’s liabilities for reinsurance contracts covering guaranteed minimum death benefits under certain variable annuities;

12.
adjustments to the assumptions (including annuity election rates and amounts collectible from reinsurers) used in estimating the Company’s assets and liabilities for reinsurance contracts covering guaranteed minimum income benefits under certain variable annuities;

13.
significant stock market declines, which could, among other things, result in increased expenses for guaranteed minimum income benefit contracts, guaranteed minimum death benefit contracts and the Company’s pension plans in future periods as well as the recognition of additional pension obligations;

14.
unfavorable claims experience related to workers’ compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;

15.
significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the Company’s operations, investments, liquidity and access to capital markets;

16.
significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the businesses of our customers (including the amount and type of health care services provided to their workforce, loss in workforce and our customers' ability to pay receivables) and our vendors (including their ability to provide services);

17.
adverse changes in state and federal laws and regulations, including health care reform legislation and regulation which could, among other items, affect the way the Company does business, increase cost, limit the ability to effectively estimate, price for and manage medical costs, and affect the Company’s health care products, services, technology and processes;

18.
amendments to income tax laws, which could affect the taxation of employer provided benefits, the taxation of certain insurance products such as corporate-owned life insurance, or the financial decisions of individuals whose variable annuities are covered under reinsurance contracts issued by the Company;

19.
potential public health epidemics, pandemics and bio-terrorist activity, which could, among other things, cause the Company’s covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;

20.	risks associated with security or interruption of information systems, which could, among other things, cause operational disruption;
21.
challenges and risks associated with the successful management of the Company’s outsourcing projects or key vendors, including the agreement with IBM for provision of technology infrastructure and related services; and

22.
the ability to successfully complete the integration of the businesses acquired from Great-West by, among other things, effectively leveraging the information technology platforms and other capabilities of the acquired business to enhance the combined organization's network access position, underwriting effectiveness, delivery of quality member and provider service, and increased penetration of its membership base with differentiated product offerings.

This list of important factors is not intended to be exhaustive.  Other sections of the Company’s most recent Annual Report on Form 10-K, including the “Risk Factors” section, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude the Company from realizing the forward-looking statements.  The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 1

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

REVENUES

Premiums and fees	$4,621	$3,985	$13,668	$12,049
Net investment income	280	263	829	752
Mail order pharmacy revenues	354	316	1,053	944
Other revenues (1)	(17)	(61)	230	73
Net realized investment gains (losses)	28	14	44	(40)

Total	$5,266	$4,517	$15,824	$13,778

ADJUSTED INCOME (LOSS) FROM OPERATIONS (2)

Health Care	$240	$204	$654	$535
Disability and Life	60	65	219	213
International	50	40	186	144
Run-off Reinsurance	(27)	14	(28)	(33)
Other Operations	22	23	65	62
Corporate	(46)	(35)	(132)	(109)

Total	$299	$311	$964	$812

SHAREHOLDERS' NET INCOME

Segment Earnings (Loss)
Health Care (3) (4) (5)	$240	$200	$654	$549
Disability and Life (3) (4) (5)	60	64	219	220
International (3) (4) (5)	50	38	186	144
Run-off Reinsurance	(37)	30	(137)	116
Other Operations (5)	22	23	65	63
Corporate (5)	(46)	(35)	(132)	(97)

Total	289	320	855	995
Net realized investment gains (losses), net of taxes	18	9	29	(24)

Shareholders' income from continuing operations	307	329	884	971
Shareholders' income from discontinued operations	-	-	-	1

Shareholders' net income	$307	$329	$884	$972

DILUTED EARNINGS PER SHARE:

Adjusted income from operations (2)	$1.10	$1.13	$3.49	$2.96
Results of guaranteed minimum income benefits business, after-tax	(0.04)	0.06	(0.39)	0.55
Net realized investment gains (losses), net of taxes	0.07	0.03	0.10	(0.09)
Special item(s), after-tax (3) (4) (5)	-	(0.03)	-	0.12
Shareholders' income from continuing operations	1.13	1.19	3.20	3.54
Shareholders' income from discontinued operations	-	-	-	-

Shareholders' net income	$1.13	$1.19	$3.20	$3.54
Weighted average shares (in thousands)	272,840	276,130	276,143	274,691

SHAREHOLDERS' EQUITY at September 30:			$6,469	$5,157

SHAREHOLDERS' EQUITY PER SHARE at September 30:			$23.88	$18.86

(1) Includes pre-tax losses of $119 million and $72 million for the three and nine months ended September 30, 2010, respectively, and pre-tax losses of $161 million and $232 million for the three and nine months ended September 30, 2009, respectively, from futures contracts entered into as part of a dynamic hedge program to manage equity risks in CIGNA's run-off reinsurance operations. CIGNA recorded corresponding offsets in benefits and expenses to adjust liabilities for reinsured guaranteed minimum death benefit contracts.

(2)  Adjusted income (loss) from operations is segment earnings (loss) (shareholders' income (loss) from continuing operations before net realized investment gains (losses)) excluding results of CIGNA's guaranteed minimum income benefits business and special items. See Exhibit 2 for a detailed reconciliation of adjusted income (loss) from operations to segment earnings (loss), shareholders' income from continuing operations and shareholders' net income presented in accordance with generally accepted accounting principles.

(3) The nine months ended September 30, 2009 includes a pre-tax charge of $10 million ($7 million after-tax) for the third quarter of 2009 and a pre-tax charge of $14 million ($9 million after-tax) for the second quarter of 2009 related to the previously announced cost reduction plan.
          - Pre-tax charge of $7 million ($4 million after-tax) in Health Care; a pre-tax charge of $1 million ($1 million after-tax) in Disability and Life; and a  pre-tax charge of $2 million ($2 million after-tax) in International for the third quarter of 2009.
          - Pre-tax charge of $13 million ($8 million after-tax) in Health Care and a pre-tax charge of $1 million ($1 million after-tax) in Disability and  Life for the second quarter of 2009.

(4) The nine months ended September 30, 2009 reflects a pre-tax curtailment benefit of $46 million ($30 million after-tax) resulting from the freeze of CIGNA's pension plans.
         - Pre-tax benefit of $39 million ($25 million after-tax) in Health Care; pre-tax benefit of $6 million ($4 million after-tax) in Disability and Life; and pre-tax benefit of $1 million ($1 million after-tax) in International.

(5) The nine months ended September 30, 2009 includes a net tax benefit of $20 million resulting from the completion of the 2005 and 2006 IRS examinations.
        -After-tax benefit of $1 million in Health Care; after-tax benefit of $5 million in Disability and Life; after-tax benefit of $1 million in International; a pre-tax charge of $9 million ($1 million after-tax benefit) in Other Operations; and an after-tax benefit of $12 million in Corporate.

Exhibit 2

CIGNA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION (unaudited)
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Diluted
	Earnings									Disability
	Per Share			Consolidated			Health Care			& Life
Three Months Ended	3Q10	3Q09	2Q10	3Q10	3Q09	2Q10	3Q10	3Q09	2Q10	3Q10	3Q09	2Q10

Adjusted income (loss) from operations (1)	$1.10	$1.13	$1.38	$299	$311	$384	$240	$204	$247	$60	$65	$89

Results of guaranteed minimum income benefits business	(0.04)	0.06	(0.37)	(10)	16	(104)	-	-	-	-	-	-

Special item(s), after-tax:
Charge for cost reduction plan (2)	-	(0.03)	-	-	(7)	-	-	(4)	-	-	(1)	-

Segment earnings (loss) (1)	1.06	1.16	1.01	289	320	280	$240	$200	$247	$60	$64	$89
Net realized investment gains, net of taxes	0.07	0.03	0.05	18	9	14
Shareholders' income from continuing operations (5)	1.13	1.19	1.06	307	329	294
Shareholders' income from discontinued operations	-	-	-	-	-	-
Shareholders' net income (5)	$1.13	$1.19	$1.06	$307	$329	$294

				Run-off			Other
	International			Reinsurance			Operations			Corporate
Three Months Ended	3Q10	3Q09	2Q10	3Q10	3Q09	2Q10	3Q10	3Q09	2Q10	3Q10	3Q09	2Q10

Adjusted income (loss) from operations (1)	$50	$40	$64	$(27)	$14	$-	$22	$23	$24	$(46)	$(35)	$(40)

Results of guaranteed minimum income benefits business	-	-	-	(10)	16	(104)	-	-	-	-	-	-

Special item(s), after-tax:
Charge for cost reduction plan (2)	-	(2)	-	-	-	-	-	-	-	-	-	-

Segment earnings (loss) (1)	$50	$38	$64	$(37)	$30	$(104)	$22	$23	$24	$(46)	$(35)	$(40)

CIGNA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION (unaudited)
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Diluted
	Earnings						Disability
	Per Share		Consolidated		Health Care		& Life
Nine Months Ended September 30,	2010	2009	2010	2009	2010	2009	2010	2009

Adjusted income (loss) from operations (1)	$3.49	$2.96	$964	$812	$654	$535	$219	$213

Results of guaranteed minimum income benefits business	(0.39)	0.55	(109)	149	-	-	-	-

Special item(s), after-tax:
Charge for cost reduction plan (2)	-	(0.06)	-	(16)	-	(12)	-	(2)
Curtailment benefit (3)	-	0.11	-	30	-	25	-	4
Completion of IRS examination (4)	-	0.07	-	20	-	1	-	5

Segment earnings (loss) (1)	3.10	3.63	855	995	$654	$549	$219	$220
Net realized investment gains (losses), net of taxes	0.10	(0.09)	29	(24)
Shareholders' income from continuing operations (5)	3.20	3.54	884	971
Shareholders' income from discontinued operations	-	-	-	1
Shareholders' net income (5)	$3.20	$3.54	$884	$972

			Run-off		Other
	International		Reinsurance		Operations			Corporate
Nine Months Ended September 30,	2010	2009	2010	2009	2010	2009	2010		2009

Adjusted income (loss) from operations (1)	$186	$144	$(28)	$(33)	$65	$62	$(132)		$(109)

Results of guaranteed minimum income benefits business	-	-	(109)	149	-	-	-		-

Special item(s), after-tax:
Charge for cost reduction plan (2)	-	(2)	-	-	-	-	-		-
Curtailment benefit (3)	-	1	-	-	-	-	-		-
Completion of IRS examination (4)	-	1	-	-	-	1	-		12

Segment earnings (loss) (1)	$186	$144	$(137)	$116	$65	$63	$(132)		$(97)

(1) CIGNA measures the financial results of its segments using "segment earnings (loss)," which is defined as shareholders' income (loss) from continuing operations before net realized investment gains (losses). Adjusted income (loss) from operations is defined as segment earnings excluding special items and results of CIGNA's guaranteed minimum income benefit business.

(2) The nine months ended September 30, 2009 includes a pre-tax charge of $10 million ($7 million after-tax) for the third quarter of 2009 and a pre-tax charge of $14 million ($9 million after-tax) for the second quarter of 2009 related to the previously announced cost reduction plan.

(3) The nine months ended September 30, 2009 reflects a pre-tax curtailment benefit of $46 million ($30 million after-tax) resulting from the freeze of CIGNA's pension plans.

(4) The nine months ended September 30, 2009 includes a net tax benefit of $20 million resulting from the completion of the 2005 and 2006 IRS examinations.

(5) Shareholders' income from continuing operations and shareholders' net income are presented in accordance with generally accepted accounting principles (GAAP).